CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-8 of Quest Resource Corporation of (i) our report dated June 2, 2009 (except for the Reclassification section in Note 1, Note 4 and Note 19, as to which the date is July 28, with respect to Quest Resources Corporation and subsidiaries (the “Company”) consolidated financial statements and (ii) our report dated June 2, 2009 with respect to the Company’s effectiveness of internal control over financial reporting appearing within Form 10-K/A. Our report with respect to the Company’s consolidated financial statements expressed an unqualified opinion and contained explanatory paragraphs regarding (i) the Company’s restatement as of December 31, 2007 and 2006 and for the years ended December 31, 2007, 2006 and 2005 and (ii) the Company’s ability to continue as a going concern. Our report with respect to the effectiveness of internal control over financial reporting as of December 31, 2008 expresses an adverse opinion.

Very truly yours,

/s/ UHY LLP

Houston, Texas

December 4, 2009